UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2018

MAM SOFTWARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Valley Square, Suite 220, 512 Township Line Road, Blue Bell, PA  19422

 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (610) 336-9045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Deﬁnitive Agreement.

As previously disclosed in an 8-K filing on March 8, 2017, on March 2, 2017, MAM Software Group, Inc. (the “Company”), as borrower, entered into a credit facility (the “Credit Agreement” or “Credit Facility”) with Univest Bank and Trust Co. (“Univest”), as lender. On September 19, 2018, the Company and Univest entered into a First Amendment to Credit Agreement (the “Amendment”) in order to enable the Company to effect a share repurchase program as described in Item 8.01 below. Significantly, under the Amendment, the Company may not repurchase more than $500,000 of its common stock in any fiscal quarter; is limited to repurchasing not more than $2,000,000 of common stock in the aggregate; and may not make any purchases if a Default or Event of Default (as defined in the Credit Agreement) shall exist or be continuing at the time of or result from such repurchase. The Company may, under the terms of the Amendment, utilize the proceeds of the Credit Facility to effect the stock repurchases.

The foregoing summary of the terms of the Amendment and the Credit Facility is qualified in its entirety by reference to the complete Amendment, the form of which is attached hereto as Exhibit 10.1 to this filing and the Credit Agreement and Revolving Credit Note, the forms of which are attached as Exhibit 10.1 and 10.2 respectively to the 8-K filing on March 8, 2017, all of which are incorporated herein by reference.

Item 8.01     Other Events.

On September 19, 2018, the Company announced that its Board of Directors had authorized a share repurchase program of up to $2.0 million of the Company’s common stock.  The repurchases will be funded from working capital and anticipated cash from operations and may occur from time to time depending on a variety of factors including general market and economic conditions and other corporate considerations.  The share repurchase program is designed to comply with all applicable securities laws, and may be suspended or discontinued at any time without notice.

A copy of the press release announcing the share repurchase program is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of First Amendment to Credit Agreement.
99.1	Press Release of MAM Software Group, Inc. dated September 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 19, 2018	MAM SOFTWARE GROUP, INC.

	By:	/s/ Brian H. Callahan
Name: Brian H. Callahan Title: Chief Financial Officer